Exhibit 99.1

CONTACTS:
Brian Levine	Julie Treon
Media Relations	Media Relations
561-438-2895	630-864-6155
Brian.Levine@officedepot.com	julietreon@officemax.com
Rich Leland	Mike Steele
Investor Relations	Investor Relations
561-438-3796	630-864-6826
Richard.Leland@officedepot.com	michaelsteele@officemax.com

ROLAND C. SMITH APPOINTED

CHAIRMAN AND CEO OF OFFICE DEPOT, INC.

Brings More Than 30 Years of Leadership Experience,

Strong Retail Background, and Exceptional Track Record in Merger Integration,

Business Transformation and Value Creation

Boca Raton, Fla. and Naperville, Ill., November 12, 2013 – Office Depot, Inc. (NYSE: ODP), a leading global provider of office products, services, and solutions formed by the merger of Office Depot and OfficeMax, today announced the appointment of Roland C. Smith as Chairman and CEO, effective immediately.

An experienced senior executive, having served as President and Chief Executive Officer of public and private companies and on numerous boards, Smith comes to Office Depot, Inc. with a strong retail track record of increasing operating profit, managing complex integrations, directing corporate turnarounds, and transforming companies for future success.

Most recently, Smith was the Chief Executive Officer and President of Delhaize America, LLC, which is the U.S. division of Delhaize Group. Delhaize America produces over $18 billion in annual revenue through its U.S. supermarkets, including Food Lion and Hannaford, and represents approximately 65% of the revenue of the Delhaize Group. While at Delhaize, Smith orchestrated the successful integration of the major supermarket chains owned by Delhaize, including successful dispositions of three of the chains thereby materially improving profitability and driving substantial shareholder value creation at Delhaize Group.

Previously, Smith was President and CEO of The Wendy’s Company; President and CEO of Wendy’s/Arby’s Group, Inc.; and CEO of Wendy’s International, Inc. Throughout his tenure at these companies, Smith orchestrated numerous transformative initiatives. Originally at Arby’s, Smith helped to rejuvenate the brand, turn around the culture, and integrate the acquisition of its largest franchisee. Later, Smith successfully completed the acquisition and merger of Wendy’s by Arby’s. While transforming the culture, menu, and product, Smith also improved operations and accelerated international expansion. Additionally, Smith orchestrated the successful sale of Arby’s.

Smith also led operational turnarounds at American Golf Corporation, the world’s largest owner and operator of golf courses, and AMF, the world’s largest owner and operator of bowling centers.

“I am honored to accept the position of Chairman and CEO of Office Depot, Inc.,” said Smith. “With the combined resources of Office Depot and OfficeMax, we have the ability to transform the company and create an exciting new organization that exceeds the needs and desires of our customers, provides new opportunities for our global associates, becomes a more appealing partner to our vendors, and increases value for our shareholders.”

Added Smith, “I know that numerous cross-company teams have worked diligently over the past eight months to create a clear blueprint for the integration of Office Depot and OfficeMax. Moving forward, my focus will be on fully integrating the two companies, achieving the planned synergies, creating a compelling vision for the future, and leveraging our infrastructure and assets to drive improved profitability and increased revenue. Additionally, I fully understand that we need to make a headquarters decision quickly so that we can drive our integration efforts.”

“Over the last several months, the Selection Committee evaluated more than 100 candidates in a rigorous process to find the right leader for this company,” stated Office Depot, Inc. Lead Director Nigel Travis, co-chair of the CEO Selection Committee, and Chairman and CEO of Dunkin’ Brands. “Roland is uniquely qualified for the newly combined Office Depot and OfficeMax. He has decades of experience integrating companies and cultures and an impressive track record in turning around businesses. Additionally, he brings outstanding leadership that will be invaluable as we seek to transform and grow our new company.”

“We are pleased to add a talented executive of Smith’s caliber to lead our combined organization as we enhance our position in the rapidly changing office solutions marketplace,” added Office Depot, Inc. Board Member Jim Marino, co-chair of the CEO Selection Committee, and former President and CEO of Alberto Culver Company. “Roland is a proven leader with the strategic insight and operational discipline necessary to drive our business forward and deliver the synergies that come from combining these two great companies. We are fortunate to have hired the right person for this unique opportunity.”

Office Depot, Inc. also announced that as a result of Smith’s appointment as Chairman and CEO, Neil Austrian and Ravi Saligram, formerly Co-CEOs of Office Depot, Inc. have resigned from the company and Board. Aside from Smith, the company’s 11-person board includes Warren Bryant, Rakesh Gangwal, Cynthia Jamison, Jim Marino, Michael Massey, Francesca Ruiz de Luzuriaga, Jeff Smith, David Szymanski, Nigel Travis and Joseph Vassalluzzo. Travis has been named Lead Director of the Board.

The company and Board wish to recognize Austrian and Saligram for their pivotal leadership and many significant contributions to the transformative merger of Office Depot and OfficeMax. Austrian and Saligram have provided overall sponsorship and stewardship of the complex integration planning process with the objective of ensuring a smooth and productive transition for the company’s many stakeholders.

Roland C. Smith Biographical Information

Prior to joining Office Depot, Inc., Smith most recently was the Chief Executive Officer and President of Delhaize America. Previously, Smith was President and CEO of The Wendy’s Company; President and CEO of Wendy’s/Arby’s Group, Inc.; and CEO of Wendy’s International, Inc.

Smith also served as Chief Executive Officer of Triarc Companies, Inc.; Chief Executive Officer of Arby’s Restaurant Group, Inc.; President and Chief Executive Officer of American Golf Corporation and National Golf Properties; President and Chief Executive Officer of AMF Bowling Worldwide, Inc.; and President and Chief Executive Officer of Arby’s Inc., d/b/a Triarc Restaurant Group.

He has held senior management positions at KFC International, Pepsi Cola International, Schering-Plough and Procter & Gamble.

A graduate of the U.S. Military Academy at West Point, New York, Smith served in the U.S. Army for seven years in the Transportation and Aviation Corps as platoon leader, executive officer, deputy director of Army programs, aide-de-camp, aviation maintenance officer and pilot.

Smith is Chairman of the Board of Directors for Carmike Cinemas, Inc., where he is also Chairman of the Compensation and Nominating Committee, and a Director for The Wendy’s Company. He is a national trustee of the Boys & Girls Clubs of America and a member of the World Presidents’ Organization International.

About Office Depot, Inc.

Formed by the merger of Office Depot and OfficeMax, Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school, or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The company has combined annual sales of approximately $17 billion, employs about 66,000 associates, and serves consumers and businesses in 59 countries with more than 2,200 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, joint ventures, franchisees, licensees and alliance partners. The company’s portfolio of leading brands includes Office Depot, OfficeMax, OfficeMax Grand & Toy, Viking, Ativa, TUL, Foray, and DiVOGA.

Office Depot, Inc.’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

Additional information about the recently completed merger of Office Depot and OfficeMax can be found at http://officedepotmaxmerger.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, the Company, the merger and other transactions contemplated by the merger agreement, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and shareholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; the risks that the combined company will not realize the estimated accretive effects of the merger or the estimated cost savings and synergies; the businesses of Office Depot and OfficeMax may not be integrated successfully or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; the business disruption following the merger, including adverse effects on employee retention; the combined company’s ability to maintain its long-term credit rating; unanticipated changes in the markets for the combined company’s business segments; unanticipated downturns in business relationships with customers; competitive pressures on the combined company’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s and OfficeMax’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The combined company does not assume any obligation to update or revise any forward-looking statements.